Exhibit 99.1
BEACON ANNOUNCES AGREEMENT TO REPURCHASE ALL OUTSTANDING
SERIES A CUMULATIVE CONVERTIBLE PARTICIPATING
PREFERRED STOCK
Announces Preliminary Results for Second Quarter 2023 and Updates 2023 Outlook
HERNDON, VA. — (BUSINESS WIRE) — July 7, 2023 — Beacon (Nasdaq: BECN) (the “Company”, “we,” “us” or “our”) today announced that it has reached an agreement with Clayton, Dubilier & Rice, LLC ("CD&R") to repurchase all of the outstanding shares of its Series A Cumulative Convertible Participating Preferred Stock (the “Series A Preferred Stock”) held by CD&R’s affiliate. Beacon is also announcing estimated preliminary results for the quarter ended June 30, 2023 and updating its full year 2023 outlook.

Series A Preferred Stock Repurchase

The 400,000 outstanding shares of Series A Preferred Stock will be repurchased from CD&R for an aggregate amount equal to $804.5 million plus aggregate accrued and unpaid dividends as of the repurchase date. The transaction is expected to be financed by a mix of new and existing debt funding and cash on hand, with the closing of the transaction to occur no later than August 11, 2023.

The Company’s board of directors evaluated and approved the transaction, based on the recommendation of a special transaction committee composed solely of disinterested directors.

The transaction is expected to provide substantial benefits to Beacon and its common stockholders, including:

•Reducing diluted share count on an as converted basis by 9.69 million shares;
•Providing immediate accretion to earnings per share;
•Eliminating preferred dividends of $24.0 million per year; and
•Simplifying Beacon’s capital structure.

After the transaction, CD&R will continue to own the 15.2 million shares of common stock it currently directly holds. As of June 30, 2023, there were 63.4 million shares of common stock outstanding, exclusive of customary dilutive elements.

Upon closing of the repurchase, Nathan Sleeper, CD&R’s CEO and one of its representatives on the Company’s board of directors, will resign from the Company’s board; and Philip Knisely, an Operating Partner of CD&R and a CD&R representative on the Company’s board, will remain on the Company’s board but will step down as the Company’s non-executive board chair. Stuart Randle, the Company’s lead independent director, will be named non-executive board chair following the closing of the repurchase.

“This transaction marks an important milestone for our Company and our stockholders,” said Julian Francis, Beacon’s President and CEO. “This transaction further positions us to execute on our strategic priorities and Ambition 2025 financial targets, to create value for our customers, stockholders, employees, and other stakeholders. We appreciate everything CD&R has done to bring this transaction to fruition and look forward to its continued support going forward.”

“The transaction announced today originated with CD&R’s support in financing Beacon’s acquisition of Allied Building Products in 2018 and reflects the impressive progress the Beacon team has made,” added Mr. Sleeper. “It has been a distinct pleasure to serve on Beacon’s board, and I look forward to the Beacon team’s continued execution of the Ambition 2025 plan.”

“The transaction represents yet another step in Beacon’s evolution, enhancing stockholder value, increasing independent corporate governance and simplifying our capital structure,” said Stuart Randle, the Company’s lead independent director and chair-elect. “We thank Nate for his service as a valued board member over the last five years and look forward to working with Phil as he continues his directorship.”

J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC served as financial advisors to Beacon in connection with the transaction and Sidley Austin LLP and Squire Patton Boggs (US) LLP served as the Company’s legal advisors. Debevoise & Plimpton LLP served as CD&R’s legal advisor.

Preliminary Results for Second Quarter 2023 and 2023 Outlook Update

Net sales for the quarter ended June 30, 2023 are expected to be approximately $2.5 billion. Gross margins are expected to be approximately 25.4%. Net income for the quarter ended June 30, 2023 is estimated to range between $147 and $154 million. Diluted net income per share is expected to range between $1.88 and $1.97 per share. Adjusted EBITDA for the quarter ended June 30, 2023 is estimated to range between $280 and $290 million. A reconciliation of the Company’s Adjusted EBITDA range to the most directly comparable GAAP financial measure may be found attached to this press release.

The Company anticipates announcing final earnings results for the quarter ended June 30, 2023 after market close on Thursday, August 3, 2023.

The Company now expects full year 2023 Adjusted EBITDA results to range between $840 and $870 million, which represents the upper half of our previously announced guidance range. A reconciliation of the Company’s Adjusted EBITDA guidance to the most directly comparable GAAP financial measure may be found attached to this press release. The Company expects to further refine this guidance in connection with its second quarter earnings release, reflecting, among other things, the completion of quarter-end close procedures, the Company’s performance in July 2023, expectations with respect to recently announced shingle price increases, the Company’s assessment of macroeconomic conditions and interest rates, as well as the forecast for the second half of the year.

The Company expects its total gross debt less cash and cash equivalents to be approximately $1.7 billion at June 30, 2023, with net debt leverage on a trailing four quarter basis estimated to be approximately 1.9x. A reconciliation of net debt leverage may be found attached to this press release. Giving pro forma effect to the repurchase of the Series A Preferred Stock and the expected debt funding related to the repurchase, the Company expects its total gross debt less cash and cash equivalents to be approximately $2.5 billion at June 30, 2023, yielding estimated net debt leverage of approximately 2.9x on a trailing four quarter basis. Pro forma liquidity continues to support Beacon’s Ambition 2025 growth objectives, including continued investment in greenfields and tuck-in acquisitions as outlined at our February 2022 Investor Day.

After the closing of this transaction, the Company does not expect meaningful open market repurchases of its common stock during the remainder of 2023 under the existing stock repurchase authorization.

The above second quarter results are still preliminary and subject to the Company’s detailed quarter-end close procedures. The Company’s consolidated financial statements as of, and for the three months ended, June 30, 2023 are not yet available. Accordingly, the information presented above reflects the Company’s preliminary estimates subject to the completion of the Company’s financial closing procedures and any adjustments that may result from the completion of the quarterly review of the Company’s consolidated financial statements. As a result, these preliminary estimates may differ from the actual results that will be reflected in the Company’s consolidated financial statements for the second quarter when they are completed and publicly disclosed. These preliminary estimates may change and those changes may be material. The Company’s expectations with respect to its unaudited results for the period discussed above are based upon management estimates. The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.

The preliminary full year 2023 financial outlook estimates described above are based on information available to management as of the date of this report, and as a result, these expectations could change.

Forward-Looking Statements
This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “estimate,” “expect,” “believe,” “will likely result,” “outlook,” “project” and other words and expressions of similar meaning. Examples of forward-looking statements include statements about the Company’s expectations regarding its repurchase of all outstanding shares of its Series A Preferred Stock held by CD&R and the impact thereof, as well as the Company’s preliminary estimates for its second quarter 2023 financial results and 2023 financial outlook. Investors are cautioned not to place undue reliance on forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended December 31, 2022 and subsequent filings with the U.S. Securities and Exchange Commission. The Company may not succeed in addressing these and other risks. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
This press release contains Company estimates of and outlook for Adjusted EBITDA, a financial measure that is not presented in accordance with United States Generally Accepted Accounting Principles (“GAAP"). In addition, this press release contains information concerning net debt leverage, a measure which is derived in part from Adjusted EBITDA. For definitions of these terms, an explanation of why we use the measure Adjusted EBITDA, the material limitations of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, and a calculation of net debt leverage, please see the Appendix to this press release.
About Beacon
Founded in 1928, Beacon is a Fortune 500, publicly traded distributor of building products, including roofing materials and complementary products, such as siding and waterproofing. The Company operates over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada. Beacon serves an extensive base of nearly 100,000 customers, utilizing its vast branch network and diverse service offerings to provide high-quality products and support throughout the entire business lifecycle. Beacon offers its own private label brand, TRI-BUILT®, and has a proprietary digital account management suite, Beacon PRO+, which allows customers to manage their businesses online. Beacon’s stock is traded on the Nasdaq Global Select Market under the ticker symbol BECN. To learn more about Beacon, please visit www.becn.com.

INVESTOR CONTACT	MEDIA CONTACT
Binit Sanghvi	Jennifer Lewis
VP, Capital Markets and Treasurer	VP, Communications and Corporate Social Responsibility
Binit.Sanghvi@becn.com	Jennifer.Lewis@becn.com
972-369-8005	571-752-1048

BEACON ROOFING SUPPLY, INC.
Appendix

We define Adjusted EBITDA as net income (loss), the most directly comparable financial measure as measured in accordance with GAAP, less the impact of interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, and other adjusting items. The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for each of the periods indicated, including the estimated expected range for the quarter ended June 30, 2023:

	Three Months Ended
(Unaudited; in millions)	9/30/2022	12/31/2022	3/31/2023	6/30/2023
				Low	High
Net income (loss)	$154.8	$73.3	$24.8	$147	$154
Income taxes	53.8	27.6	8.0	51	54
Interest expense, net	23.6	26.3	29.0	28
Depreciation and amortization	40.9	39.0	43.0	43
Stock-based compensation	7.9	6.6	6.0	8
Adjusting items[1]	3.2	5.7	2.2	3
Adjusted EBITDA	$284.2	$178.5	$113.0	$280	$290

1.Adjusting items for the quarters ended September 30 and December 31, 2022 are composed of acquisition costs, restructuring costs, and costs directly related to the COVID-19 pandemic. Adjusting items for the quarters ended March 31 and June 30, 2023 are composed of acquisition and restructuring costs. Beginning January 1, 2023, the Company determined COVID-19 impacts should no longer be considered an adjusting item, and the change was applied prospectively.

The following table presents the estimated expected range of Adjusted EBITDA for the year ending December 31, 2023:

	Year Ending December 31, 2023
(Unaudited; in millions)	Low	High
Net income (loss)	$372	$394
Income taxes	129	137
Interest expense, net	126
Depreciation and amortization	173
Stock-based compensation	28
Adjusting Items[1]	12
Adjusted EBITDA	$840	$870

1.Composed of acquisition and restructuring costs.

We use Adjusted EBITDA to evaluate financial performance, analyze the underlying trends in our business and establish operational goals and forecasts that are used when allocating resources. We expect to compute Adjusted EBITDA consistently using the same methods each period.
We believe that Adjusted EBITDA is a useful measure because it permits investors to better understand changes over comparative periods by providing financial results that are unaffected by certain items that are not indicative of ongoing operating performance.
While we believe Adjusted EBITDA is useful to investors when evaluating our business, it is not prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), and therefore should be considered supplemental in nature. Adjusted EBITDA should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. Adjusted EBITDA may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs relate. In addition, Adjusted EBITDA may differ from similarly titled measures presented by other companies.

BEACON ROOFING SUPPLY, INC.
Appendix (continued)

We define net debt leverage as gross total debt less cash and cash equivalents, divided by Adjusted EBITDA for the trailing four quarters. The following table presents the estimated expected net debt leverage as of June 30, 2023:

June 30, 2023
(Unaudited; in millions)
Gross total debt	$1,718.0
Less: cash and cash equivalents	(58.0)
Net debt	$1,660.0

Adjusted EBITDA for the quarter ended:
9/30/2022	$284.2
12/31/2022	178.5
3/31/2023	113.0
6/30/2023 (estimated)	285.0
TTM Adjusted EBITDA	$860.7

Net debt leverage	1.9x

The Company is not able to provide a reconciliation of the Company’s pro forma net debt leverage without unreasonable effort, because of the inherent difficulty in forecasting and/or quantifying certain amounts necessary for such a reconciliation. These amounts include interest rate and amount of future debt funding. Such items would reflect events that have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted, which are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with GAAP.